Exhibit 5.1

KPMG LLP

Bay Adelaide Centre

333 Bay Street, Suite 4600

Toronto, ON M5H 2S5

Canada

Tel 416-777-8500

Fax 416-777-8818

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Electra Battery Materials Corporation

We, KPMG LLP, consent to the use of our report dated April 8, 2022, on the consolidated financial statements of Electra Battery Materials Corporation (the “Company”), which comprise the consolidated statements of financial position as at December 31, 2021 and December 31, 2020, the consolidated statements of loss and other comprehensive loss, cash flows and shareholders’ equity for the years then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies, which are incorporated by reference herein in the Registration Statement on Form F-10 of the Company.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

March 1, 2023

Toronto, Canada

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